Exhibit 99(a)


                                PROFFITT'S, INC.
                            MIDLAND SHOPPING CENTER
                              115 NORTH CALDERWOOD
                             ALCOA, TENNESSEE 37701
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, JANUARY 31, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   R. Brad Martin and Julia A. Bentley, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Special Meeting of the Stockholders of Proffitt's, Inc. to be held on January 31, 1996, at 10:00 a.m., local time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

   1. Approval of the Agreement and Plan of Merger. Approval of the Agreement and Plan of Merger, dated as of October 22, 1995 (the "Merger Agreement") among Proffitt's, Inc. (the "Company"), Baltic Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Sub") and Younkers, Inc. ("Younkers"), pursuant to which Sub will merge with and into Younkers, which will result in Younkers becoming a wholly-owned subsidiary of the Company (the "Merger").
      / / FOR       / / AGAINST       / / ABSTAIN

   2. Approval of the Stock Issuance. Approval of the issuance of shares of the Company's Common Stock, par value $0.10 per share (the "Company Common Stock"), in connection with the Merger Agreement, including the issuance of shares of Company Common Stock in the Merger and upon the exercise of stock options of Younkers which, pursuant to the terms of the Merger Agreement, following the Merger will constitute options to purchase shares of Company Common Stock (the "Younkers Options").
      / / FOR       / / AGAINST       / / ABSTAIN

   3. Approval and Adoption of an Amendment to the Company's 1994 Long-Term Incentive Plan. Approval and adoption of an amendment to the Company's 1994 Long-Term Incentive Plan (the "Incentive Plan") to increase the number of shares of Company Common Stock issuable under the Incentive Plan by 1,711,000 shares from 1,200,000 shares to 2,911,000 shares, 711,000 shares of which will be reserved for issuance upon exercise of Younkers Options.
      / / FOR       / / AGAINST       / / ABSTAIN
                          (continued on reverse side)
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   4. In their discretion, the Proxies are authorized to vote upon such other business (none at the time of solicitation of this Proxy) as may properly come before the meeting, or any adjournment thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS. THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

   The undersigned acknowledges receipt of Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus, and hereby revokes all proxies heretofore given by the undersigned for said Special Meeting.

   THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

                                         Dated ________________________, 1996

                                         _______________________________________
                                                  Signature of Stockholder

                                         _______________________________________
                                                  Signature of Stockholder (if
                                                  held jointly)

                                                  PLEASE DATE THIS PROXY AND
                                                  SIGN YOUR NAME OR NAMES
                                                  EXACTLY AS SHOWN HEREON. WHEN
                                                  SIGNING AS AN ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE OR GUARDIAN, PLEASE
                                                  SIGN YOUR FULL TITLE AS SUCH.
                                                  IF THERE ARE MORE THAN ONE
                                                  TRUSTEE, OR JOINT OWNERS, ALL
                                                  MUST SIGN. PLEASE RETURN THE
                                                  PROXY CARD PROMPTLY USING THE
                                                  ENCLOSED ENVELOPE.